Kirkpatrick & Lockhart Nicholson Graham LLP
                              599 Lexington Avenue
                            New York, NY 10022-6030

June 9, 2006

WisdomTree Trust
48 Wall Street, 11th Floor
New York, NY 10005

Ladies and Gentlemen:

         We have acted as counsel to WisdomTree Trust, a Deleware statutory trust ("Trust") with respect to the Trust's Registration Statement on Form N-1A (File No. 333-132380) ("Registration Statement") under the Securities Act of 1933, as amended ("1933 Act") the prospectus and statement of additional information constituting a part thereof. The Registration Statement, which was filed with the Securities and Exchange Commission on March 13, 2006, and amended on June 5, 2006, and June 9, 2006, registers an indefinite number of shares of beneficial interest of each of WisdomTree Total Dividend Fund, WisdomTree High-Yielding Equity Fund, WisdomTree LargeCap Dividend Fund, WisdomTree Dividend Top 100 Fund, WisdomTree MidCap Dividend Fund, WisdomTree SmallCap Dividend Fund, WisdomTree DIEFA Fund, WisdomTree DIEFA High-Yielding Equity Fund, WisdomTree Europe Total Dividend Fund, WisdomTree Europe High-Yielding Equity Fund, WisdomTree Europe SmallCap Dividend Fund, WisdomTree Japan Total Dividend Fund, WisdomTree Japan High-Yielding Equity Fund, WisdomTree Japan SmallCap Dividend Fund, WisdomTree Pacific ex-Japan Dividend Fund, WisdomTree ex-Japan High-Yielding Equity Fund, WisdomTree International LargeCap Dividend Fund, WisdomTree International Dividend Top 100 Fund, WisdomTree International MidCap Dividend Fund, and WisdomTree International SmallCap Dividend Fund, each a series of the Trust (the "Shares") under the 1933 Act.

         You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, as amended, the Declaration of Trust, By-laws of the Trust, and the actions of the Trust that provide for the issuance of the Shares, and we have made such other investigations as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions; we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.


         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.



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         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and

         2. When issued and paid for upon the terms provided in the Registration Statement, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid, and nonassessable.

         The opinion expressed in paragraph 2 above is subject to the effect of bankruptcy, insolvency, fraudulent transfers, reorganization, receivership moratorium, and other laws affecting the rights of creditors generally and to general principles of equity (whether applied by a court of law or equity).

         This opinion is rendered solely in connection with the filing of the Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the statement of additional information that is being filed as part of the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is require dunder Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                 Very truly yours,

                                 /s/ Kirkpatrick & Lockhart Nicholson Graham LLP